Company Contact:                          Investor Relations:
Iron Eagle Group, Inc.                    Alliance Advisors, LLC
Mr. Jason M. Shapiro, CFA, CPA, J.D.      Alan Sheinwald
Chief Financial Officer                   President
Phone:  +1 (917) 969-4845                 Phone:  +1 (914) 669-0222
Email: jasons@ironeaglegroup.com Email: asheinwald@allianceadvisors.net
Website: www.ironeaglegroup.com       Website: www.allianceadvisors.net

FOR IMMEDIATE RELEASE

Leading Senators Propose Multi Billion Dollar US Infrastructure Bank

NEW YORK, April 6, 2011 (MARKET WIRE) -- Iron Eagle Group, Inc. (OTCQB:
IEAG) ("Iron Eagle"), a construction and contracting services provider in both the infrastructure, commercial, and government markets, announced today that as a result of aging roads, rails, airports, and seaports, Senator John Kerry proposed a plan that would pair public and private funding sources for a fresh and massive investment in American infrastructure.

The Massachusetts Democrat made the proposal with Senator Kay Bailey Hutchison, a Republican from Texas, and Mark R. Warner, a Virginia Democrat. The bipartisan group includes key Democrats and Republicans and has united two historic rivals by being supported by both the AFL-CIO labor federation and the U.S. Chamber of Commerce.

"Reliable, modern infrastructure isn't a luxury - it's the lifeblood of our economy, the key to connecting our markets, moving people, products, information and energy, and the key to generating and sustaining millions of jobs for American workers,'' Kerry said. The legislation would provide loans and loan guarantees for large energy, water, and transportation projects through an independent entity called the American Infrastructure Financing Authority.
Specifically, the proposed legislation is intended to provide loans and loan guarantees for large energy, water, and transportation projects through an independent entity called the American Infrastructure Financing Authority. The new agency would initially be financed with $10 billion from the federal government and would ultimately become self-sustaining, through anticipated commitments of $640 billion in private-sector investment over 10 years.
Tad DeHaven, a budget analyst with the libertarian Cato Institute, said the idea may have some momentum now because of the budget-cutting mood on Capitol Hill along with lawmakers' appetites for transportation projects.

 "Our country is falling further and further behind every day,''
Senator Trumka said. "We need to be investing in America.''

About Iron Eagle Group, Inc.
Iron Eagle provides construction and contracting services in both the commercial and government markets. Iron Eagle's management consists of business leaders in construction, government contracting, defense, finance, operations, and business development. Management has a compelling strategic plan to capitalize on the large $100 billion market opportunity in infrastructure construction created by annual government spending at the federal, state, and municipal levels throughout the United States. Through the experience and track records of its management team, along with a strong and diversified balance sheet, Iron Eagle believes it will have a major competitive advantage by being able to provide higher levels of construction surety bonds. Iron Eagle will further target additional growth opportunities through the highly focused bidding of federal, state, and municipal construction projects as well as working as a subcontractor to some of the multi-billion dollar prime contractors in the United States.

For more information, please visit Iron Eagle's website at www.ironeaglegroup.com.

Safe Harbor Statement
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements related to the future anticipated direction of the industry, plans for future expansion, various business development activities, planned or required capital expenditures, future funding sources, anticipated sales growth, and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by, or on behalf of, the company. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, and domestic and global economic conditions.